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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): July 1, 2002



                           CABOT OIL & GAS CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                       1-10447                04-3072771
 (State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
       of incorporation)                                    Identification No.)


           1200 Enclave Parkway
              Houston, Texas                                      77077
 (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (281) 589-4600

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     Cabot Oil & Gas Corporation hereby amends Item 5 of its Current Report on
Form 8-K filed with the Securities and Exchange Commission on July 1, 2002 to add the date of filing with the Secretary of State of the State of Delaware. As amended, Item 5 reads in its entirety as follows:

Item 5. Other Events.

     On July 1, 2002 Cabot Oil & Gas Corporation (the "Company") filed with the Secretary of State of the State of Delaware (i) an amendment to its Certificate of Incorporation, a copy of which is attached as Exhibit 3.1, and (ii) a Certificate of Increase of Shares Designated Series A Junior Participating Preferred Stock, a copy of which is attached as Exhibit 3.2. These filings (i) eliminated the Company's Class B Common Stock from the Company's Certificate of Incorporation and changed the name of the Company's Class A Common Stock to simply "Common Stock" and (ii) increased the authorized Common Stock from the 40,000,000 shares of Class A Common Stock previously authorized to 80,000,000 shares of Common Stock, par value $.10 per share. Each issued share of Class A Common Stock prior to the filing of the amendment to the Certificate of Incorporation is now a share of Common Stock.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CABOT OIL & GAS CORPORATION


                                   By: /s/ Henry C. Smyth
                                      ----------------------------------------
                                      Henry C. Smyth
                                      Vice President and Controller

Date: July 3, 2002